Exhibit 99.2

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Interim Combined Financial Statements

Six-Month Periods Ended June 30, 2026 and 2025

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Interim Combined Balance Sheets

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$533,115	$577,252
Accounts receivable, net	619,556	473,306
Inventory, net	652,783	866,909
Prepaid expenses	16,307	20,889
Total current assets	1,821,761	1,938,356

Property, plant and equipment, net	622,789	655,199

Total assets	$2,444,550	$2,593,555

Liabilities and members’ equity
Current liabilities
Accounts payable and accrued liabilities	$356,822	$156,846
Loan payable - current portion	3,587	3,521
Total current liabilities	360,409	160,367

Loan payable – net of current portion	136,285	138,117

Total liabilities	496,694	298,484

Commitments and contingencies (note 8)	-	-

Members’ equity
Members’ capital contributions	89,838	89,838
Accumulated earnings	1,858,018	2,205,233
Total members’ equity	1,947,856	2,295,071

Total liabilities and members’ equity	$2,444,550	$2,593,555

The accompanying notes are an integral part of these interim combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Interim Combined Statements of Operations

(Unaudited)

	Six Months Ended June 30,
	2026	2025

Revenue	$2,481,949	$2,228,742
Cost of revenue	2,425,620	2,148,610
Gross profit	56,329	80,132

Operating expenses:
Selling, general and administrative	236,942	255,075
Total operating expenses	236,942	255,075

Loss from operations	(180,613)	(174,943)

Other income (expense):
Miscellaneous income	20,652	15,528
Interest income	1,941	3,918
Interest expense	(2,620)	(2,684)
Total other income	19,973	16,762

Net loss	$(160,640)	$(158,181)

The accompanying notes are an integral part of these interim combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Interim Combined Statements of Changes in Members’ Equity

(Unaudited)

	Members’		Total
	Capital	Accumulated	Members’
	Contribution	Earnings	Equity

Balance, December 31, 2024	$89,838	$2,602,288	$2,692,126
Distribution to members	-	(139,110)	(139,110)
Net loss	-	(158,181)	(158,181)
Balance, June 30, 2025	$89,838	$2,304,997	$2,394,835

Balance, December 31, 2025	$89,838	$2,205,233	$2,295,071
Distribution to members	-	(186,575)	(186,575)
Net loss	-	(160,640)	(160,640)
Balance, June 30, 2026	$89,838	$1,858,018	$1,947,856

The accompanying notes are an integral part of these interim combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Interim Combined Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2026	2025

Cash flows from operating activities
Net loss	$(160,640)	$(158,181)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	32,410	30,523
Changes in operating assets and liabilities:
Accounts receivable	(146,250)	(23,454)
Inventory	214,126	(6)
Prepaid expenses	4,582	125
Accounts payable and accrued liabilities	199,976	(28,213)
Net cash provided by (used in) operating activities	144,204	(179,206)

Cash flows from investing activities
Purchase of property, plant and equipment	-	(23,608)
Net cash used in investing activities	-	(23,608)

Cash flows from financing activities
Distribution to members	(186,575)	(139,110)
Repayments of loan payable	(1,766)	(1,702)
Net cash used in financing activities	(188,341)	(140,812)

Change in cash and cash equivalents	(44,137)	(343,626)
Cash and cash equivalents, beginning of period	577,252	980,783
Cash and cash equivalents, end of period	$533,115	$637,157

Supplemental cash flow information:
Cash paid for interest	$2,620	$2,684

The accompanying notes are an integral part of these interim combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Notes to the Unaudited Interim Combined Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Arcade Technology LLC (“Arcade Technology”), a Connecticut limited liability company, has operated as Arcade Metal Stamping since 1948 and is an ISO 9001:2015–certified custom manufacturer of precision metal stampings, tooling, and assemblies, operating from a 53,000-square-foot facility at 38 Union Avenue, Bridgeport, Connecticut. Arcade Technology’s services include progressive and compound-die metal stamping, in-house tool design and manufacturing, and CNC machining and secondary operations (e.g., plating, painting, heat treating, welding, and assembly), serving a diversified customer base across numerous end markets in North America. Arcade Realty LLC (“Arcade Realty”) is a Connecticut limited liability company that owns the 38 Union Avenue facility occupied by Arcade Technology. Arcade Technology and Arcade Realty are under common ownership and management and are presented herein on a combined basis.

Members and their approximate ownership interests as of June 30, 2026 were as follows:

Member	Ownership %
Chief Executive Officer, Member	58.5%
Chief Financial Officer, Member	14.5%
Other Members (3)	27.0%
Total	100.0%

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The interim combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, the unaudited interim combined financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The interim combined financial statements include the accounts of Arcade Technology and Arcade Realty (collectively, the “Company”), entities under common ownership and management. All intercompany balances and transactions between the two entities have been eliminated in combination.

Use of Estimates

The preparation of interim combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim combined financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Segment Information

The Company operates as a single operating and reportable segment, providing precision metal stamping, tooling design and manufacturing, and CNC machining and secondary operations (including plating, painting, heat treating, welding, and assembly) to a diversified customer base across multiple end markets in North America.

The Company’s Chief Executive Officer (“CEO”) is the chief operating decision maker (“CODM”). The CODM reviews financial information for purposes of allocating resources and evaluating financial performance, and assesses performance and allocates resources primarily based on net income (loss), which is reported on the Statements of Operations. Total assets on the interim combined balance sheets represent the Company’s segment assets.

The significant segment expenses regularly provided to and reviewed by the CODM are the expense categories presented on the face of the interim combined statements of operations, consisting of cost of revenue, selling, general and administrative expense, and interest expense.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Cash and cash equivalents consisted of the following:

	June 30,	December 31,
	2026	2025
Cash	$226,294	$248,006
Money market funds	306,821	329,246
	$533,115	$577,252

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000 per institution in the U.S. The Company has not experienced losses on account balances and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for estimated credit losses, which is charged to the provision for credit losses, to reflect any expected loss on the trade accounts receivable balances. The Company calculates this allowance based on available relevant information, in addition to historical loss information, the level of past-due accounts based on the contractual terms of the receivables, and its relationships with, and the economic status of its customers. The allowance for credit losses was $10,000 as of June 30, 2026 and December 31, 2025. The Company believes its exposure to concentrations of credit risk is limited due to the diversity of its customers across numerous industries, including appliance, automotive, electrical and electronics, government and defense, medical, telecommunications, and transportation equipment.

Accounts receivable consisted of the following:

	June 30,	December 31,
	2026	2025
Accounts receivable	$629,556	$483,306
Less: Allowance for credit losses	(10,000)	(10,000)
Accounts receivable, net	$619,556	$473,306

Inventories

Inventories consist primarily of raw materials (which include steel coil, wire, and other raw material stock), work-in-progress, and finished goods (which include stamped metal parts, components, and assemblies). Inventories are valued at the lower of cost or net realizable value. The Company determines cost of inventory using the first-in, first-out (FIFO) method.

Inventories consisted of the following:

	June 30,	December 31,
	2026	2025
Raw materials	$241,937	$318,755
Work-in-progress	332,302	489,654
Finished goods	303,937	283,893
Less: Inventory reserve	(225,393)	(225,393)
Inventory, net	$652,783	$866,909

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of the Company’s assets, which are reviewed periodically and generally have the following ranges:

Buildings and improvements	39 years
Machinery and equipment	15 years
Land	Not depreciated
Furniture and fixtures	5 years
Computer equipment	3 years
Leasehold improvements	Remaining lease term

Construction in progress is not depreciated until ready for service.

Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Debt

Debt is recognized at the amount of proceeds received and subsequently carried at amortized cost. Interest expense is recognized over the term of the debt based on the applicable interest rate. Current maturities of long-term debt are classified as current liabilities, and the remaining balance is classified as long-term debt.

Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of the Company’s financial instruments include: cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities. These financial instruments approximate their fair values due to their short-term maturities.

Revenue Recognition

The Company derives its revenue primarily from the sale of precision metal stamping products across three product lines: electrical components, tooling, and general metal stamping products, along with related manufactured components and assemblies, to customers across a variety of industries. Revenue is recognized when control of these products is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. The Company records revenue based on a five-step model which includes: (1) identifying a contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price among the performance obligations; and (5) recognizing revenue as each performance obligation is satisfied.

The Company identifies customer purchase orders as contracts. Pricing for the Company’s products is established on a customer-by-customer basis pursuant to negotiated purchase orders or customer agreements, and may vary across customers based on product specifications, volume, and other negotiated terms. Revenue is measured as the net amount of consideration expected to be received in exchange for fulfilling the Company’s performance obligations, which generally consist of a single performance obligation for each product ordered. The amount of consideration expected to be received includes estimates of variable consideration, consisting of sales discounts and allowances, which are estimated based on historical experience and recorded as a reduction of the transaction price. The Company reviews these estimates at the end of each reporting period, and the impact of any adjustments is recognized in the period identified. In assessing whether collection of consideration from a customer is probable, the Company considers both the customer’s ability and intent to pay the amount of consideration when due.

Revenue is recognized at the point in time that the Company’s performance obligation is satisfied and control of the ordered product transfers to the customer. For products delivered by the Company, this transfer occurs upon shipment, as the Company’s standard shipping terms are FOB shipping point; for products picked up directly by the customer, this transfer occurs upon pickup from the Company’s facility. Revenue is disaggregated as presented in Note 6, Disaggregated Revenue and Concentrations.

Payment of invoices is due as specified in the underlying customer agreement, which is typically 30 to 60 days from the invoice date. Invoices are generally issued on the date the product is shipped or picked up by the customer.

Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling costs are accounted for as described in Note 2, Shipping and Handling, below, and are not treated as a separate performance obligation. The Company does not have any significant financing components, as payment is received within a short period following satisfaction of the Company’s performance obligations. Except for product nonconformance or defects, no right of return generally exists on the sale of the Company’s products.

Shipping and Handling

The Company incurs shipping and handling costs in connection with the delivery of finished goods. The Company has elected to account for shipping and handling activities performed after control of a promised good has transferred to the customer as a fulfillment cost rather than as a separate performance obligation, consistent with the practical expedient permitted under ASC 606-10-25-18B. Accordingly, shipping and handling costs are expensed as incurred and are included in cost of revenue. Shipping and handling costs were $19,178 and $15,649 for the six months ended June 30, 2026 and 2025, respectively.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expenses were $6,987 and $16,791 for the six months ended June 30, 2026 and 2025, respectively.

Income Taxes

The Company itself is not subject to U.S. federal income taxes; each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns, and no provision for federal and state income taxes is included in these combined financial statements.

Related Parties

The Company follows ASC 850, “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 Final Standard on Income Statement: Disaggregation of Income Statement Expenses, which requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the interim combined financial statements. This ASU applies to public business entities (“PBEs”) as defined under U.S. GAAP. Because the Company’s interim combined financial statements are being included in a filing with the U.S. Securities and Exchange Commission, the Company is considered a PBE for purposes of these interim combined financial statements. Accordingly, this guidance will be effective for the Company for annual reporting periods beginning after December 15, 2026 (i.e., the year ending December 31, 2027) and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting ASU 2024-03.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for PBEs for interim reporting periods in fiscal years beginning after December 15, 2027, with a one-year deferral (fiscal years beginning after December 15, 2028) for all other entities. Because the Company’s interim combined financial statements are being included in a filing with the U.S. Securities and Exchange Commission, the Company is considered a PBE for purposes of these interim combined financial statements and, accordingly, is subject to the earlier effective date applicable to PBEs; early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2025-11.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on the Company’s interim combined financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	June 30,	December 31,
	2026	2025
Land	$173,494	$173,494
Building	702,739	702,739
Building improvements	25,000	25,000
Machinery and equipment	987,048	987,048
Furniture and fixtures	58,444	58,444
Computer equipment	19,313	19,313
Total property, plant and equipment	1,966,038	1,966,038
Accumulated depreciation	(1,343,249)	(1,310,839)
Property, plant and equipment, net	$622,789	$655,199

During the six months ended June 30, 2026 and 2025, the Company recognized depreciation expenses as follows:

	Six months ended
	June 30,
	2026	2025
Depreciation – Cost of revenue	$21,060	$19,363
Depreciation – Selling, general and administrative	11,350	11,160
Total depreciation	$32,410	$30,523

NOTE 4 – LOAN PAYABLE

EIDL Note Payable

On May 5, 2020, the Company executed a U.S. Small Business Administration Economic Injury Disaster Loan (“SBA”) in the original principal amount of $150,000, bearing interest at 3.75% per annum. Installment payments of principal and interest of $731 per month commenced twelve months from the date of the note, with the remaining balance of principal and accrued interest due thirty (30) years from the date of the note. The note is secured by substantially all tangible and intangible personal property of Arcade Technology and contains customary affirmative and negative covenants, including transfers of collateral and changes in ownership or legal structure without the prior written consent of the SBA.

During the six months ended June 30, 2026 and 2025, the Company recognized interest expense of $2,620 and $2,684, respectively. The outstanding principal balance was $139,872 and $141,638 as of June 30, 2026 and December 31, 2025, respectively. The note was repaid in full on July 16, 2026.

Aggregate future maturities of long-term debt as of June 30, 2026 are as follows:

Year Ending December 31,	Amounts
2026 (six months remaining)	$1,755
2027	3,656
2028	3,781
2029	3,940
2030	4,090
Thereafter	122,650
Total	$139,872

Line of Credit

The Company maintains a $750,000 revolving line of credit. No amounts were outstanding under the line of credit as of June 30, 2026 and December 31, 2025.

NOTE 5 – MEMBERS’ CAPITAL

Members’ capital represents the members’ cumulative equity interests in Arcade Technology and Arcade Realty, including capital contributions, cumulative earnings and losses, and distributions. There were no capital contributions during the six months ended June 30, 2026 and 2025.

Distributions paid to members totaled $186,575 and $139,110 for the six months ended June 30, 2026 and 2025, respectively.

NOTE 6 – DISAGGREGATED REVENUE AND CONCENTRATIONS

During the six months ended June 30, 2026 and 2025, disaggregated revenue was as follows:

	Six Months Ended
	June 30,
	2026	2025
Electrical	$136,758	$118,557
Tooling	17,775	19,125
Metal stamping	2,327,416	2,091,060
	$2,481,949	$2,228,742

Revenue and Accounts Receivable

For the six months ended June 30, 2026, three customers accounted for 10% or more of the Company’s total revenue, representing approximately 15%, 14%, and 11% of total revenue, respectively. For the six months ended June 30, 2025, two customers accounted for 10% or more of the Company’s total revenue, representing approximately 18% and 16% of total revenue, respectively.

As of June 30, 2026, accounts receivable from three customers accounted for 10% or more of total accounts receivable, representing approximately 14%, 13%, and 10% of total accounts receivable, respectively. As of June 30, 2025, accounts receivable from three customers accounted for 10% or more of total accounts receivable, representing approximately 17%, 13% and 12% of total accounts receivable, respectively.

Purchases and Accounts Payable

For the six months ended June 30, 2026, purchases from two vendors accounted for 10% or more of total raw material purchases, representing approximately 20% and 14% of raw material purchases, respectively. For the six months ended June 30, 2025, purchases from three vendors accounted for 10% or more of total raw material purchases, representing approximately 14%, 14% and 12% of raw material purchases, respectively.

As of June 30, 2026, accounts payable due to three vendors accounted for 10% or more of total accounts payable, representing approximately 20%, 19% and 15% of total accounts payable, respectively. As of June 30, 2025, accounts payable due to two vendors accounted for 10% or more of total accounts payable, representing approximately 16% and 12% of total accounts payable, respectively.

NOTE 7 – COST OF REVENUE

Cost of revenue consisted of the following:

	Six Months Ended
	June 30,
	2026	2025
Inventory purchases	$1,214,228	$823,616
Labor	896,890	872,033
Insurance	64,800	113,400
Utilities	100,567	123,439
Supplies and others	128,075	196,759
Depreciation	21,060	19,363
	$2,425,620	$2,148,610

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Except as disclosed elsewhere in these interim combined financial statements, the Company had no material commitments or contingencies, and was not subject to any pending or threatened litigation, claims, or governmental investigations, as of June 30, 2026 or December 31, 2025.

NOTE 9 – SUBSEQUENT EVENTS

Management evaluated subsequent events through the date these interim combined financial statements were available to be issued and noted no other items requiring disclosure, other than as discussed below.

On June 26, 2026, Arcade Technology entered into an Asset Purchase Agreement (the “APA”) with Quantum Drones Corporation, a Nevada corporation and wholly owned subsidiary of Quantum Cyber N.V. (“Buyer”), pursuant to which Arcade Technology agreed to sell certain assets used in its business, including inventory, equipment, and intangible assets, for a base purchase price of $900,000 plus the value of inventory at closing, subject to adjustment as described in the APA. Concurrently, Arcade Realty entered into a Purchase and Sale Agreement (the “PSA”) with Buyer for the sale of the real property at 38 Union Avenue, Bridgeport, Connecticut for a purchase price of $2,300,000, subject to adjustment. The APA and PSA provide that the aggregate consideration for the business and the real property (prior to adjustment for inventory value) is $3,200,000, and that the closings of the two agreements occur simultaneously.

The APA and PSA each provided for a 10-day due diligence period following the June 26, 2026 effective date, with closing to occur on the third business day following expiration of that period, or such earlier date as the parties agreed. At closing, Buyer agreed to enter into three-year employment agreements with William Rhone, Arcade Technology Chief Financial Officer, Member, and Steven Pepe, Arcade Technology Chief Executive Officer, Member, each with non-compete covenants.

The transactions contemplated by the APA and PSA closed on July 15, 2026. Per the executed settlement statements, the final purchase price for the transactions consisted of $900,000 for the business assets, $980,000 for inventory, and $2,300,000 for the real property, for total contractual consideration of $4,180,000, before closing prorations and Buyer’s own closing costs.